Exhibit 99.1

DT Cloud Acquisition Corporation Signs Letter of Intent for a Business Combination

New York, New York, September 3, 2024 (GLOBE NEWSWIRE) – DT Cloud Acquisition Corporation (Nasdaq: DYCQU, DYCQ, DYCQR) (the “Company”) today announced that it has entered into a non-binding letter of intent (“LOI”) for a business combination with Shanghai Maius Pharmaceutical Technology Co., LTD (“Shanghai Maius”). Founded in 2015, Shanghai Maius is a biopharmaceutical R&D company focusing on innovative formulations and targeted small-molecule chemical drugs. Its core products include small-molecule chemical drugs and peptide drugs.

Under the terms of the LOI, the Company would acquire 100% of Shanghai Maius’s outstanding equity and equity equivalents or all of its business, with the deal structure to be determined later by the parties based on further due diligence findings and other considerations. The post-closing combined public company would use a name consistent with the branding of Shanghai Maius. The Company expects to announce additional details regarding the proposed business combination when a definitive agreement is executed, which is expected in the fourth quarter of 2024.

No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all. Any transaction would be subject to board and equity holder approval of both companies, regulatory approvals and other customary conditions.

About DT Cloud Acquisition Corporation

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on industries that complement its management team’s background. The Company is led by Shaoke Li, the Company’s Chief Executive Officer, and Guojian Chen, the Company’s Chief Financial Officer.

Additional Information and Where to Find It

If a legally binding definitive agreement with respect to the proposed business combination is executed, the Company intends to file a preliminary proxy statement (a “Deal Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). A definitive Deal Proxy Statement will be mailed to shareholders of the Company as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain a copy of the Deal Proxy Statement, without charge, by directing a request to the following: DT Cloud Acquisition Corporation, 30 Orange Street, London, United Kingdom, WC2H 7HF. The preliminary and definitive Deal Proxy Statements, once available, can also be obtained, without charge, at the SEC’s website, www.sec.gov.

This communication may be deemed to be offering or solicitation material in respect of the proposed transaction, which will be submitted to the shareholders of the Company for their consideration. The Company urges investors, shareholders and other interested persons to carefully read, when available, the preliminary and definitive Deal Proxy Statement as well as other documents filed with the SEC (including any amendments or supplements to the Deal Proxy Statement, as applicable), in each case, before making any investment or voting decision with respect to the proposed transaction, because these documents will contain important information about the Company, Shanghai Maius and the proposed transaction.

Participants in the Solicitation

The Company, Shanghai Maius, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the potential transaction described herein under the rules of the SEC. You can find more information about the Company’s directors and executive officers in its final prospectus related to its initial public offering dated February 21, 2024 and subsequent SEC reports. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the Deal Proxy Statement when it becomes available. Shareholders, potential investors and other interested persons should read the Deal Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Proposed Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements, many of which are beyond the control of the Company, including, without limitation, those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, and the Company’s quarterly reports on Form 10-Q filed with the SEC, each available on the SEC’s website, www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

For investors:

DT Cloud Acquisition Corporation

Shaoke Li

Chief Executive Officer

30 Orange Street

London

United Kingdom, WC2H 7HF

Email: jack.li@dtcloudspac.com